Exhibit 32.2

JAVA EXPRESS, Inc.

 Certification Of Principal Financial Officer

Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the quarter report of Java Express, Inc. (the “Company”) on Form 10-Q  or the year ended September 30, 2011, Del Higginson hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The quarter report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the quarter report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:

November 11, 2011

/s/ Del Higginson

Del Higginson

Principal Financial Officer